Exhibit 99.2

FOR IMMEDIATE RELEASE

SM ENERGY ANNOUNCES PARTICIPATION

IN UPCOMING INVESTOR CONFERENCE

DENVER, CO December 8, 2014 - SM Energy Company (NYSE: SM) today announces that the Company will be participating in the following upcoming investor event:

•                  December 11, 2014 — Capital One Securities, Inc. 9th Annual Energy Conference.  Jay Ottoson, President and Chief Operating Officer, will present at 8:20 AM Central Time.

SM Energy’s presentation materials for this event will be available after market close on Wednesday December 10, 2014, on the Company’s website at www.sm-energy.com.  A link to the webcast of the Company’s presentation will also be available on the Company’s website for 15 days after the date of the presentation.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America.  SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.

SM ENERGY CONTACTS:

MEDIA:

Patty Errico, perrico@sm-energy.com, 303-830-5052

INVESTORS:

James Edwards, ir@sm-energy.com, 303-837-2444